EXHIBIT 4.1

THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED WITH OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT, dated as of January 25, 2005, is entered into by and between RCG Companies Incorporated, a Delaware corporation (the "Company"), and each individual named on a signature page hereto (as used herein, each such signatory is referred to as the "Lender" or a "Lender") (each agreement with a Lender being deemed a separate and independent agreement between the Company and such Lender, except that each Lender acknowledges and consents to the rights granted to each other Lender each, an "Other Lender" under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

      WHEREAS, the Company and each of the Lenders are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded by
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, each Lender wishes to lend funds to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the repayment of which will be represented by Promissory Notes of the Company (each, a "Note"), on the terms and conditions referred to herein; and

      WHEREAS, in connection with the loan to be made by each Lender, the Company has agreed to issue the Warrants (as that term is defined below) to the Lender; and

      WHEREAS, the Company's obligations to repay the Notes will be secured, pursuant to a Pledge Agreement (the "Pledge Agreement") executed by Flightserv, Inc. a wholly owned subsidiary of the Company, by a pledge of certain shares of the common stock of FS SunTours, d/b/a/ SunTrips (the "Pledged Shares"), as to which Pledged Shares Flightserv, Inc. is the registered and beneficial owner.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      AGREEMENT TO PURCHASE; PURCHASE PRICE.

            a. PURCHASE.

                  (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, each Lender hereby agrees to loan to the Company the principal amount specified on the Lender's signature page hereof (the "Loan Amount"). The aggregate Loan Amount of all Lenders shall be $1,098,500 (the "Aggregate Loan Amount").

                  (ii) The obligation to repay the loan from the Lender shall be evidenced by the Company's issuance of the Note, which shall be in the form of ANNEX I annexed hereto. The Note will be secured by the pledge of the Pledged Shares under the terms of the Pledge Agreement, which Pledge Agreement shall be substantially in the form of ANNEX II hereto (the "Pledge Agreement").

                  (iii) The loan to be made by the Lender and the issuance of the Note to the Lender and the other transactions contemplated hereby are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Securities (as defined below), and are referred to collectively as the "Transactions."

            b. CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

            "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

            "Certificates" means the Note each duly executed by the Company and issued on the Closing Date in the name of the Lender.

            "Closing Date" means the date of the closing of the Transactions, as provided herein.

            "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) materially and adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole,
(y) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby, or (z) materially and adversely affect the value of the rights granted to the Lender in the Transaction Agreements.

            "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

            "Principal Trading Market" means the American Stock Exchange or such other market on which the Common Stock is principally traded at the relevant time.

            "Securities" means the Note, the Shares, the Warrants, and the shares of common stock underlying the Warrants.

            "Shares" means the Pledged Shares.

            "State of Incorporation" means Delaware.

            "Trading Day" means any day during which the Principal Trading Market shall be open for business.

            "Transaction Agreements" means this Loan Agreement, the Note, the Warrants and the Pledge Agreement, and includes all ancillary documents referred to in those agreements.

            "Warrants" means warrants to purchase a total of 549,250 shares of common stock of the Company, exercisable for $1.25 per share for a period of three (3) years, to be issued pro rata to the Lenders based on their respective Loan Amount.

            c. FORM OF PAYMENT. The Lender shall pay the Loan Amount by delivering immediately available good funds in United States Dollars to the Company no later than the date prior to the Closing Date.

      2. LENDER REPRESENTATIONS, WARRANTIES, COVENANTS; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

            The Lender represents and warrants to, and covenants and agrees with, the Company as follows:

      a. Without limiting Lender's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Lender is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

      b. The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

      c. All subsequent offers and sales of the Securities by the Lender shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

            d. The Lender  understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

            e. The Lender and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Lender, including those set forth in any annex attached hereto. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE LENDER HAS ALSO HAD THE OPPORTUNITY TO OBTAIN AND TO REVIEW THE COMPANY'S FILINGS ON EDGAR.

            f. The Lender understands that its investment in the Securities involves a high degree of risk.

            g. The Lender hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Company or any of its officers, directors and employees or any of its attorneys or agents, except as specifically set forth herein.

            h. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

            i. The Lender acknowledges that the Lender has relied solely upon Lender's own tax advisors with respect to all tax matters related to this investment.

            j. This Agreement and the other Transaction Agreements to which the Lender is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

      3. COMPANY REPRESENTATIONS.

            The Company represents and warrants to the Lender as of the date hereof and as of the Closing Date that, except as otherwise provided in the Company's SEC Documents:

            a. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market.

            b. TRANSACTION AGREEMENTS. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Notes, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

            c. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Notes, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets; except where such conflict, breach or default which would not have or result in a Material Adverse Effect.

            d. FILINGS. To the Company's knowledge, none of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

            e. NO BROKERS. There are no broker, finder or investment banker fees or commissions owed or to be owed by or on behalf of the Company or any Lender in connection with the transactions contemplated by this Agreement.

      4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

            a. TRANSFER RESTRICTIONS. The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

            b. RESTRICTIVE LEGEND. The Lender acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, and sold in accordance with an effective registration statement, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            c. FILINGS. Each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC as well as any descriptive text accompanying or part of such filing which is accurate and reasonably determined by the Company's counsel to be legally required. The Company will, after the Closing Date, promptly file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements.

            d. INDEPENDENT NATURE OF LENDERS' OBLIGATIONS AND RIGHTS. The obligations of each Lender under the Transaction Agreements are several and not joint with the obligations of any Other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any Other Lender under any one or more of the Transaction Agreements. The decision of each Lender or Other Lender to purchase Securities pursuant to the Transaction Agreements has been made by such Lender independently of any Other Lender. Nothing contained herein or in any Transaction Agreement, and no action taken by any Lender pursuant thereto, shall be deemed to constitute any two or more Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Lender acknowledges that no Other Lender has acted as agent for such Lender in connection with making its investment hereunder and that no Lender will be acting as agent of such Other Lender in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Agreements. Each Lender shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any Other Lender to be joined as an additional party in any proceeding for such purpose.

            e. INDEPENDENT INVESTMENT DECISION. No Lender has agreed to act with any Other Lender for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the 1934 Act, and each Lender is acting independently with respect to its investment in the Securities. The decision of each Lender to purchase Securities pursuant to this Agreement has been made by such Lender independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or its subsidiaries which may have made or given by any Other Lender or by any agent or employee of any Other Lender, and no Lender or any of its agents or employees shall have any liability to any Other Lender (or any other person) relating to or arising from any such information, materials, statements or opinions.

      5. CLOSING DATE.

            a. The Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 6 and 7 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

            b. The closing of the Transactions shall occur on the Closing Date at the offices of Adorno & Yoss, LLP and shall take place no later than 3:00 P.M., New York time, on such day or such other time, place or manner as is mutually agreed upon by the Company and the Lender.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            The Lender understands that the Company's obligation to sell the Notes, the Shares and the Warrants to the Lender pursuant to this Agreement on the Closing Date is conditioned upon:

            a. The execution and delivery of this Agreement by the Lender;

            b. Delivery by the Lender good funds as payment in full of an amount equal to the Loan Amount in accordance with this Agreement;

            c. The accuracy on such Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date; and

            d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, which shall not have been obtained.

      7. CONDITIONS TO THE LENDER'S OBLIGATION TO PURCHASE.

            The Company understands that the Lender's obligation to purchase the Notes and the Warrants on the Closing Date is conditioned upon:

            a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

            b. The execution and delivery of the Pledge Agreement;

            c. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and

            d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, which shall not have been obtained.

      8. JURY TRIAL WAIVER.

            The Company and the Lender hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

      9. GOVERNING LAW: MISCELLANEOUS.

            a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

            b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

            f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

            g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

            j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      10. NOTICES.

            Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

            a. the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

            b. the third Trading Day after mailing by receipted overnight courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

      COMPANY:               RCG Companies Incorporated
                             6836 Morrison Blvd., Suite 200
                             Charlotte, North Carolina  28211
                             Attention:  President
                             Telephone No.:  (704) 366-5054
                             Telecopier No.:  (704) 366-5056

                             with a copy to:

                             Adorno & Yoss, LLP
                             350 East Las Olas Boulevard, Suite 1700
                             Fort Lauderdale, Florida 33301
                             Attention: Joel D. Mayersohn, Esq.
                             Telephone No.:  (954) 763-1200
                             Telecopier No.: (954) 766-7800

      LENDER: At the address set forth on the signature page of this Agreement.

      11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            The Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Loan Amount, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.

                  [REMIANDER OF PAGE INTENTIOANALLY LEFT BLANK]

      IN WITNESS WHEREOF, with respect to the Loan Amount specified below, this Agreement has been duly executed by the Lender and the Company as of the date set first above written.

        LOAN AMOUNT:                               $______________

                                     LENDER

                             Printed Name of Lender

Telephone No. _______________________      By: _________________________________
Telecopier No._______________________          (Signature of Authorized Person)


_____________________________________         __________________________________
Jurisdiction of Incorporation                       Printed Name and Title
or Organization

                                     COMPANY

RCG COMPANIES INCORPORATED

By: ________________________________
   (Signature of Authorized Person)

____________________________________
Printed Name and Title

                                     ANNEX I
                                  FORM OF NOTE

                                    ANNEX II
                                PLEDGE AGREEMENT